WesBanco, Inc. and Old Line Bancshares, Inc. Announce Regulatory Approvals for Pending Merger

Wheeling, WV, November 14, 2019 – WesBanco, Inc. (“WesBanco”) (Nasdaq:WSBC), a diversified, multi-state bank holding company to WesBanco Bank, Inc., and Old Line Bancshares, Inc. (“Old Line”) (Nasdaq:OLBK), the parent company of Old Line Bank, a Maryland-chartered trust company with the powers of a commercial bank, jointly announced today that they have received all necessary regulatory approvals for the pending merger between WesBanco and Old Line whereby WesBanco will acquire Old Line.

On October 29, 2019, the stockholders of Old Line and the shareholders of WesBanco each approved the transaction at their respective special meetings.

WesBanco and Old Line expect that the closing of the merger will occur on or about November 22, 2019, although completion of the merger remains subject to the satisfaction of customary closing conditions.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $12.6 billion (as of September 30, 2019).  WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management.  WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.4 billion of assets under management (as of September 30, 2019), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 199 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

About Old Line Bancshares, Inc.

Old Line Bancshares is the parent company of Old Line Bank, a Maryland-chartered trust company with the powers of a commercial bank, headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. The Bank has 37 branches located in its primary market area of the suburban Maryland (Washington, D.C. suburbs, Southern Maryland and Baltimore suburbs) counties of Anne Arundel, Baltimore, Calvert, Carroll, Charles, Harford, Howard, Frederick, Montgomery, Prince George's and St. Mary's, and Baltimore City. It also targets customers throughout the greater Washington, D.C. and Baltimore metropolitan areas.

Forward-looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2018 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q’s for the quarters ended March 31, June 30, and September 30, 2019, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the proposed merger with Old Line Bancshares, Inc.

(“Old Line”) may not close when expected, that the businesses of WesBanco and Old Line may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Old Line may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Old Line may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John Iannone

Senior Vice President, Investor and Public Relations

(304) 905-7021

Old Line Company Contact:

Mark Semanie

Executive Vice President and Chief Operating Officer

(301) 430-2508